Exhibit 32.02

WRITTEN STATEMENT OF CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. Section 1350)

The undersigned, the Chief Financial Officer of New Frontier Media, Inc., a Colorado company (the “Company”), hereby certifies that, to his knowledge on the date hereof:

(a) the Form 10-Q of the Company for the fiscal quarter ended September 30, 2011, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ GRANT WILLIAMS
Grant Williams
Chief Financial Officer
November 14, 2011